Exhibit 99.01

FOR IMMEDIATE RELEASE

MEDIA CONTACT:	INVESTOR CONTACT:
Noah Edwardsen	Jonathan Doros
Symantec Corp.	Symantec Corp.
424-750-7574	650-527-5523
noah_edwardsen@symantec.com	jonathan_doros@symantec.com

Symantec Reports Third Quarter Fiscal Year 2016 Results

●	Revenue at high end of guided range; operating margin and EPS exceed guidance
●	Enterprise Security revenues grew YOY for third consecutive quarter, in constant currency
●	Announces $500 million strategic investment by Silver Lake, and increases total capital return program to $5.5 billion

MOUNTAIN VIEW, Calif. – February 4, 2016 – Symantec Corp. (NASDAQ: SYMC) today reported the results of its third quarter of fiscal year 2016, ended January 1, 2016.

Michael A. Brown, president and CEO, said, “We are entering the second half of our transformation with a stronger foundation, evidenced by new products that are gaining mindshare among customers, better top-line performance, and a clear path to long-term profitability. I’m pleased with the progress we’ve made against our priorities, including strengthening our security portfolio, enhancing our go-to-market capabilities, improving our cost structure and efficiently allocating capital.”

Thomas Seifert, executive vice president and CFO, said, “Our enterprise security revenue grew for the third consecutive quarter and we expect continued growth through FY17. We will return $5.5 billion in capital to shareholders by the end of March 2017. This total includes the $500 million accelerated share repurchase we have already completed, as well as a special dividend, equaling $2.7 billion, and $2.3 billion in share repurchases. Additionally, we will be implementing plans to achieve greater profitability through cost savings of approximately $400 million by the end of fiscal year 2018.”

Results for the Third Quarter of Fiscal Year 2016 (Dollars in millions, except EPS)

	3Q16	3Q15	Reported Y/Y Change	FX Adjusted Y/Y Change
GAAP
Revenue	$909	$970	(6%)	(2%)
Operating Margin	16.1%	3.5%	1,260 bps	1,347 bps
Net Income	$170	$222	(23%)	N/A
Deferred Revenue	$2,546	N/A	N/A	N/A
EPS (Diluted)	$0.25	$0.32	(22%)	N/A
CFFO	$112	N/A	N/A	N/A
Non-GAAP
Operating Margin	27.9%	34.0%	(610) bps	(540) bps
Net Income	$172	$228	(25%)	N/A
EPS (Diluted)	$0.26	$0.33	(21%)	N/A

(More)

Fourth Quarter 2016 Guidance (Dollars in millions, except EPS and FX rate)

4Q16
GAAP
Revenue	$885 - $915
Enterprise Security	$480 - $500
Consumer Security	$405 - $415
Operating Margin	15.5% - 17.5%
EPS (Diluted)	$0.15 - $0.18
Non-GAAP
Operating Margin	26.0% - 28.0%
EPS (Diluted)	$0.24 - $0.27
Tax Rate	27.5%
Share Count	654 million
FX Rate (€/$)	$1.09
*Note: The impact from our Information Management business is included in 4Q16 GAAP EPS, but excluded from 4Q16 non-GAAP EPS as well as from our GAAP and Non-GAAP Op Margins. Any net gain from the sale of Veritas is also excluded from our GAAP guidance.

In a separate press release, Symantec announced that Silver Lake will make a $500 million strategic investment in Symantec. In connection with Silver Lake’s investment, the Symantec Board has increased the Company’s total capital return program to $5.5 billion. The Symantec Board expects to complete the full capital return by the end of March 2017 in the form of the $500 million accelerated share repurchase completed in January 2016; a special dividend of $4.00 per share, equaling $2.7 billion; and $2.3 billion in share repurchases.

The $4.00 per share special dividend will be payable on March 22, 2016, to stockholders of record as of the close of business on March 8, 2016. The special dividend will be in addition to Symantec’s quarterly dividend.

Conference Call
Symantec has scheduled a conference call for 5 p.m. ET / 2 p.m. PT today to discuss its third quarter of fiscal year 2016 results, ended January 1, 2016 and to review guidance. Interested parties may access the conference call on the Internet at http://www.symantec.com/invest. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay and our prepared remarks will be available on the investor relations home page shortly after the call is completed.

About Symantec
Symantec Corporation (NASDAQ: SYMC) is the global leader in cybersecurity. Operating one of the world’s largest cyber intelligence networks, we see more threats, and protect more customers from the next generation of attacks. We help companies, governments and individuals secure their most important data wherever it lives.
###

Symantec, the Symantec Logo and the Checkmark logo are trademarks or registered trademarks of Symantec Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.

FORWARD-LOOKING STATEMENTS: This press release contains statements regarding our projected financial and business results, planned capital return, including statements regarding the anticipated size and timing of accelerated share repurchase transactions and dividends, anticipated dividend increases and planned debt, product development plans, as well as projections of future revenue, operating margin and earnings per share, amortization of acquisition-related intangibles, stock-based compensation, and restructuring, separation and transition charges. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include those related to: the Company’s future financial performance; general economic conditions; maintaining customer and partner relationships; the competitive environment in the software industry, fluctuations in tax rates and currency exchange rates; the timing and market acceptance of new product releases and upgrades; the successful development of new products and integration of acquired businesses, and the degree to which these products and businesses gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. We assume no obligation, and do not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risks factors is contained in the Risk Factors sections of our Form 10-K for the year ended April 3, 2015.

USE OF NON-GAAP FINANCIAL INFORMATION: Our results of operations have undergone significant change due to the impact of litigation accruals, discontinued operations, stock-based compensation, restructuring, transition, and separation matters, charges related to the amortization of intangible assets, and certain other income and expense items that management considers unrelated to Symantec’s core operations. To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management team uses these non-GAAP financial measures in assessing Symantec’s operating results, as well as when planning, forecasting and analyzing future periods. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to our quarterly earnings release and which can be found, along with other financial information, on the investor relations page of our website at: http://www.symantec.com/invest.

SYMANTEC CORPORATION
Condensed Consolidated Balance Sheets (1)
(Dollars in millions, unaudited)

	January 1, 2016	April 3, 2015
ASSETS
Current assets:
Cash and cash equivalents	$2,213	$2,843
Short-term investments	56	1,017
Accounts receivable, net	490	700
Deferred income taxes	223	152
Deferred commissions	52	64
Other current assets	189	231
Current assets held for sale	3,950	415
Total current assets	7,173	5,422
Property and equipment, net	986	950
Intangible assets, net	464	525
Goodwill	3,146	3,146
Long-term deferred commissions	11	9
Other long-term assets	156	71
Long-term assets held for sale	-	3,110
Total assets	$11,936	$13,233
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$241	$169
Accrued compensation and benefits	203	232
Deferred revenue	2,180	2,427
Current portion of long-term debt	-	350
Other current liabilities	271	339
Current liabilities held for sale	932	936
Total current liabilities	3,827	4,453
Long-term debt	1,740	1,746
Long-term deferred revenue	366	444
Long-term deferred tax liabilities	399	308
Long-term income taxes payable	140	134
Other long-term obligations	70	79
Long-term liabilities held for sale	-	134
Total liabilities	6,542	7,298
Total stockholders' equity	5,394	5,935
Total liabilities and stockholders' equity	$11,936	$13,233

(1) This presentation reflects the held for sale assets and liabilities associated with the divestiture of our information management business. Please see Appendix A for further information.

SYMANTEC CORPORATION
Condensed Consolidated Statements of Operations (1)
(In millions, except per share data, unaudited)

			Year-Over-Year
	Three Months Ended		Growth Rate
	January 1,	January 2,		Constant
	2016	2015	Actual	Currency (2)
Net revenues	$909	$970	-6%	-2%
Costs of revenues	150	177	-15%	-13%
Gross profit	759	793	-4%	0%
Operating expenses:
Sales and marketing	308	403
Research and development	174	193
General and administrative	68	91
Amortization of intangible assets	13	21
Restructuring, separation, and transition	50	51
Total operating expenses	613	759	-19%	-16%
Operating income	146	34	329%	364%
Interest income	1	3
Interest expense	(17)	(19)
Other income (expense), net	(1)	1
Income from continuing operations before income taxes	129	19	579%	N/A
Provision for income taxes	15	44
Income (loss) from continuing operations	114	(25)
Income from discontinued operations, net of income taxes	56	247
Net income	$170	$222	-23%	N/A
Net income (loss) per share – basic:
Continuing operations	$0.17	$(0.04)
Discontinued operations	0.08	0.36
Net income per share – basic (3)	0.26	0.32
Net income (loss) per share – diluted:
Continuing operations	$0.17	$(0.04)
Discontinued operations	0.08	0.36
Net income per share – diluted (3)	0.25	0.32
Weighted-average shares outstanding – basic	665	689
Weighted-average shares outstanding – diluted	671	689
Cash dividends declared per common share	$0.15	$0.15

(1) This presentation reflects the discontinued operations associated with the divestiture of our information management business. Please see Appendix A for further information.

(2) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

(3) Net income (loss) per share amounts may not add due to rounding.

SYMANTEC CORPORATION
Condensed Consolidated Statements of Operations (1)
(In millions, except per share data, unaudited)

			Year-Over-Year
	Nine Months Ended		Growth Rate (2)
	January 1,	January 2,
	2016	2015	Actual
Net revenues	$2,727	$3,057	-11%
Costs of revenues	468	551	-15%
Gross profit	2,259	2,506	-10%
Operating expenses:
Sales and marketing	984	1,265
Research and development	571	604
General and administrative	218	276
Amortization of intangible assets	41	66
Restructuring, separation, and transition	116	92
Total operating expenses	1,930	2,303	-16%
Operating income	329	203	62%
Interest income	6	9
Interest expense	(56)	(59)
Other income (expense), net	(3)	6
Income from continuing operations before income taxes	276	159	74%
Provision for income taxes	84	105
Income from continuing operations	192	54
Income from discontinued operations, net of income taxes	251	648
Net income	$443	$702	-37%
Net income per share – basic:
Continuing operations	$0.28	$0.08
Discontinued operations	0.37	0.94
Net income per share – basic	0.65	1.02
Net income per share – diluted:
Continuing operations	$0.28	$0.08
Discontinued operations	0.37	0.93
Net income per share – diluted	0.65	1.01
Weighted-average shares outstanding – basic	677	690
Weighted-average shares outstanding – diluted	683	697
Cash dividends declared per common share	$0.45	$0.45

(1) This presentation reflects the discontinued operations associated with the divestiture of our information management business. Please see Appendix A for further information.

(2) We have a 52/53 week fiscal accounting year. The nine months ended January 1, 2016 consisted of 39 weeks, whereas the nine months ended January 2, 2015 consisted of 40 weeks.

SYMANTEC CORPORATION
Condensed Consolidated Statements of Cash Flows (1)
(Dollars in millions, unaudited)

	Nine Months Ended
	January 1, 2016	January 2, 2015
OPERATING ACTIVITIES:
Net income	$443	$702
Income from discontinued operations	(251)	(648)
Adjustments to reconcile income from continuing operations to net cash provided by (used in) continuing operating activities:
Depreciation	161	173
Amortization of intangible assets	63	92
Amortization of debt issuance costs and discounts	3	3
Stock-based compensation expense	118	94
Deferred income taxes	63	29
Excess income tax benefit from the exercise of stock options	(6)	(6)
Other	14	8
Net change in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	26	24
Deferred commissions	10	(4)
Accounts payable	61	(69)
Accrued compensation and benefits	(23)	(2)
Deferred revenue	(175)	(199)
Income taxes payable	(94)	(237)
Other assets	(49)	18
Other liabilities	(48)	(28)
Net cash provided by (used in) continuing operating activities	316	(50)
Net cash provided by discontinued operating activities	230	874
Net cash provided by operating activities	546	824
INVESTING ACTIVITIES:
Purchases of property and equipment	(225)	(249)
Payments for acquisitions, net of cash acquired, and purchases of intangibles	(4)	(39)
Purchases of short-term investments	(377)	(1,429)
Proceeds from maturities of short-term investments	1,038	495
Proceeds from sales of short-term investments	299	270
Net cash provided by (used in) continuing investing activities	731	(952)
Net cash used in discontinued investing activities	(57)	(51)
Net cash provided by (used in) investing activities	674	(1,003)
FINANCING ACTIVITIES:
Repayments of debt and other obligations	(368)	(19)
Net proceeds from sales of common stock under employee stock benefit plans	63	78
Excess income tax benefit from the exercise of stock options	6	6
Tax payments related to restricted stock units	(35)	(30)
Dividends and dividend equivalents paid	(312)	(311)
Repurchases of common stock	(868)	(375)
Proceeds from other financing, net	-	36
Net cash used in continuing financing activities	(1,514)	(615)
Net cash used in discontinued financing activities	(17)	(7)
Net cash used in financing activities	(1,531)	(622)
Effect of exchange rate fluctuations on cash and cash equivalents	(51)	(142)
Change in cash and cash equivalents	(362)	(943)
Beginning cash and cash equivalents	2,874	3,707
Ending cash and cash equivalents	2,512	2,764
Less: Cash and cash equivalents of discontinued operations	299	30
Cash and cash equivalents of continuing operations	$2,213	$2,734

(1) This presentation reflects the discontinued operations associated with the divestiture of our information management business. Please see Appendix A for further information.

SYMANTEC CORPORATION
Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1)
(In millions, except per share data, unaudited)

							Year-Over-Year
	Three Months Ended						Non-GAAP Growth Rate
	January 1, 2016			January 2, 2015				Constant
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	Actual	Currency (2)
Net revenues	$909	$-	$909	$970	$-	$970	-6%	-2%
Gross profit:	$759	$10	$769	$793	$21	$814	-6%	-1%
Unallocated corporate charges (3)		-			9
Stock-based compensation		3			4
Amortization of intangible assets		7			8
Gross margin %	83.5%	1.1%	84.6%	81.8%	2.1%	83.9%	70 bps	80 bps
Operating expenses:	$613	$98	$515	$759	$275	$484	6%	10%
Unallocated corporate charges (3)		-			173
Stock-based compensation		35			30
Amortization of intangible assets		13			21
Restructuring, separation, and transition		50			51
Operating expenses as a % of revenue	67.4%	-10.7%	56.7%	78.2%	-28.3%	49.9%	680 bps	620 bps
Operating income	$146	$108	$254	$34	$296	$330	-23%	-18%
Operating margin %	16.1%	11.8%	27.9%	3.5%	30.5%	34.0%	-610 bps	-540 bps
Net income:	$170	$2	$172	$222	$6	$228	-25%	N/A
Gross profit adjustment		10			21
Operating expense adjustment		98			275
Income tax effects and adjustments		(50)			(43)
Income from discontinued operations, net of taxes		(56)			(247)
Diluted net income (loss) per share:
Diluted net income (loss) per share from continuing operations	$0.17	$0.09	$0.26	$(0.04)	$0.37	$0.33
Diluted net income (loss) per share from discontinued operations	0.08	(0.08)	-	0.36	(0.36)	-
Diluted net income per share	0.25	0.01	0.26	0.32	0.01	0.33	-21%	N/A
Diluted weighted-average shares outstanding	671	-	671	689	-	689	-3%	N/A

(1) This presentation reflects the discontinued operations associated with the divestiture of our information management business. Please see Appendix A for further information.

(2) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

(3) This item consists of costs previously allocated to our discontinued information management business. Please see Appendix A for further information.

SYMANTEC CORPORATION
Revenue and Deferred Revenue Detail (1)
(Dollars in millions, unaudited)

	Three Months Ended
	January 1, 2016	January 2, 2015
GAAP Revenues
Content, subscription, and maintenance	$868	$930
License	41	40
Total Revenues	$909	$970
GAAP Revenues - Y/Y Growth Rate
Content, subscription, and maintenance	-7%	-8%
License	3%	8%
Total Y/Y Growth Rate	-6%	-8%
GAAP Revenues - Y/Y Growth Rate in Constant Currency (2)
Content, subscription, and maintenance	-2%	-5%
License	5%	15%
Total Y/Y Growth Rate in Constant Currency (2)	-2%	-4%
GAAP Revenues by Segment
Consumer Security	$414	$461
Enterprise Security	495	509
GAAP Revenues by Segment - Y/Y Growth Rate
Consumer Security	-10%	-11%
Enterprise Security	-3%	-5%
GAAP Revenues by Segment - Y/Y Growth Rate in Constant Currency (2)
Consumer Security	-6%	-7%
Enterprise Security	1%	-2%
GAAP Revenues by Geography
International	$425	$474
U.S.	484	496
Americas (U.S., Latin America, Canada)	539	551
EMEA	224	259
Asia Pacific & Japan	146	160
GAAP Revenues by Geography - Y/Y Growth Rate
International	-10%	-12%
U.S.	-2%	-4%
Americas (U.S., Latin America, Canada)	-2%	-5%
EMEA	-14%	-9%
Asia Pacific & Japan	-9%	-14%
GAAP Revenues by Geography - Y/Y Growth Rate in Constant Currency (2)
International	-2%	-5%
U.S.	-2%	-4%
Americas (U.S., Latin America, Canada)	-2%	-6%
EMEA	-2%	-1%
Asia Pacific & Japan	-2%	-6%
GAAP Deferred Revenue	$2,546	–

(1) This presentation reflects the discontinued operations associated with the divestiture of our information management business. Please see Appendix A for further information.

(2) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed. To exclude the effects of foreign currency rate fluctuations, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods (or, in the case of deferred revenue, converted into United States dollars at the actual exchange rate in effect at the end of the prior period).

SYMANTEC CORPORATION
Operating Margin by Segment Detail (1)
(Dollars in millions, unaudited)

	Three Months Ended
	January 1, 2016	January 2, 2015
Operating Income by Segment
Consumer Security	$230	$245
Enterprise Security	24	85
Total Operating Income by Segment	254	330
Reconciling Items:
Unallocated corporate charges (2)	-	182
Stock-based compensation	38	34
Amortization of intangible assets	20	29
Restructuring, separation, and transition	50	51
Total Consolidated Operating Income	$146	$34
Operating Margin by Segment
Consumer Security	56%	53%
Enterprise Security	5%	17%

(1) This presentation reflects the discontinued operations associated with the divestiture of our information management business. Please see Appendix A for further information.

(2) This item consists of costs previously allocated to our discontinued information management business. Please see Appendix A for further information.

SYMANTEC CORPORATION
Guidance and Reconciliation of GAAP to Non-GAAP Operating Margin and Earnings Per Share (1)
(Dollars in millions, except per share data, unaudited)

Fourth Quarter Fiscal Year 2016
Year Ended April 1, 2016
Year-Over-Year Growth Rate (3)
Revenue Guidance (2)	Range	Actual	Constant Currency (4)
Revenue range	$885 - $915	(4.7%) - (1.5%)	(3.6%) - (0.3%)

	Year Ended April 1, 2016
		Year-Over-Year Increase
Operating Margin Guidance and Reconciliation (2)	Range	Actual	Constant Currency (4)

GAAP operating margin	15.5% - 17.5%	-	-
Add back:
Stock-based compensation	5.0%
Other non-GAAP adjustments	5.5%
Non-GAAP operating margin	26.0% - 28.0%	-	-

	Year Ended April 1, 2016
		Year-Over-Year Growth Rate
Earnings Per Share Guidance and Reconciliation (5)	Range	Actual

GAAP diluted earnings per share range	$0.15 - $0.18	-
Add back:
Stock-based compensation, net of taxes	$0.05
Other non-GAAP adjustments, net of taxes	$0.04
Non-GAAP diluted earnings per share range	$0.24 - $0.27	-

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP.  For a detailed explanation of these non-GAAP measures, please see Appendix A.

(2) These figures represent guidance for our expected continuing operations and include our security business, which consists of Enterprise Security and Consumer Security segments.
(3) Growth rates are calculated using fourth quarter fiscal year 2015 non-GAAP revenue.
(4) Management refers to growth rates adjusting for currency fluctuations in foreign currency exchange rates so that the business results can be viewed without the impact of these fluctuations. We compare the percent change of the results from one period to another period in order to provide a consistent framework for assessing how our underlying businesses performed. To exclude the effects of foreign currency rate fluctuations, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

(5) The impact from Veritas is included in GAAP EPS, but excluded from non-GAAP EPS. In addition, we are currently unable to estimate any gain on the sale of Veritas and it has therefore been excluded from our guidance.

SYMANTEC CORPORATION
Explanation of Non-GAAP Measures
Appendix A

Objective of non-GAAP measures:  We believe our presentation of non-GAAP financial measures, when taken together with corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance for the reasons discussed below.  Our management team uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods.  We believe that these non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods and to our peers and that investors benefit from an understanding of the non-GAAP financial measures.  Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP.

Discontinued operations: In January 2016, the Company and Carlyle amended the terms of the purchase agreement for Carlyle's acquisition of the information management business, Veritas. Based on the amended terms, the Company will receive net consideration of $6.6 billion in cash and 40 million B common shares of Veritas. The transaction closed on January 29, 2016. The results of Veritas are presented as discontinued operations in our Condensed Consolidated Statements of Operations for all reported periods. Furthermore, the related assets and liabilities have been classified as held for sale on our Condensed Consolidated Balance Sheets.  The gain on sale will be recorded in the fourth quarter of 2016, to the extent that the net proceeds from the final sale amount exceed the book carrying value of the assets sold.

Unallocated corporate charges: A significant portion of the segments' expenses arise from shared services and infrastructure that we have historically provided to the segments in order to realize economies of scale and to efficiently use resources. These expenses, collectively called corporate charges, include legal, accounting, real estate, information technology services, treasury, human resources and other corporate infrastructure expenses. Charges were allocated to the segments, and the allocations were determined on a basis that we consider to be a reasonable reflection of the utilization of services provided to or benefits received by the segments. Corporate charges previously allocated to our information management business, but not classified within discontinued operations, were not reallocated to our other segments. We eliminate these unallocated corporate charges from our non-GAAP operating results to facilitate a more meaningful comparison of past operating performance to current operating results.

Stock-based compensation:  Consists of expenses for employee stock options, restricted stock units, performance based awards and our employee stock purchase plan determined in accordance with the authoritative guidance on stock-based compensation.  When evaluating the performance of our individual business units and developing short- and long-term plans, we do not consider stock-based compensation charges.  Our management team is held accountable for cash-based compensation, but we believe that management is limited in its ability to project the impact of stock-based compensation and accordingly is not held accountable for its impact on our operating results. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies.  Furthermore, unlike cash-based compensation, the value of stock-based compensation is determined using complex formulas that incorporate factors, such as market volatility, that are beyond our control.

	Three Months Ended
	January 1 2016	January 2, 2015
Cost of revenue	$3	$4
Sales and marketing	12	11
Research and development	14	11
General and administrative	9	8
Total continuing operations stock-based compensation	$38	$34

Amortization of intangible assets:  When conducting internal development of intangible assets, accounting rules require that we expense the costs as incurred.  In the case of acquired businesses, however, we are required to allocate a portion of the purchase price to the accounting value assigned to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangible assets.  The acquired company, in most cases, has itself previously expensed the costs incurred to develop the acquired intangible assets, and the purchase price allocated to these assets is not necessarily reflective of the cost we would incur in developing the intangible asset.  We eliminate these amortization charges from our non-GAAP operating results to provide better comparability of pre- and post-acquisition operating results and comparability to results of businesses utilizing internally developed intangible assets.

Income tax effects and adjustments: During the third quarter of fiscal 2016, the Company adopted a projected long-term non-GAAP tax rate of 27.5% in order to provide better consistency across the interim financial reporting periods by eliminating the effects of stock based compensation, amortization of acquisition related intangibles and restructuring, separation and transition charges.  Additionally, the use of a long-term projected non-GAAP tax rate will eliminate the effects of certain discontinued operations accounting policy elections and unique GAAP reporting requirements under discontinued operations as a result of the sale of the information management business. This long-term rate could be subject to change for a variety of reasons, such as significant changes in the geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where the company operates. The Company will evaluate and assess the appropriateness of this rate annually, giving due consideration to the impacts of significant events and structural changes in the Company.

Restructuring, separation, and transition:  We have engaged in various restructuring, separation, and transition activities over the past several years that have resulted in costs associated with severance, facilities, transition, and other related costs.  Separation and other related costs consist of consulting and disentanglement costs incurred to separate our security and information management businesses into standalone companies, as well as costs to prune selected product lines that do not fit either the Company’s growth or margin objectives.  Transition and other related costs consist of consulting charges associated with the implementation of new Enterprise Resource Planning systems.  Each restructuring, separation, and transition activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope.  We do not engage in restructuring, separation, or transition activities in the ordinary course of business.  While our operations previously benefited from the employees and facilities covered by our various restructuring and separation charges, these employees and facilities have benefited different parts of our business in different ways, and the amount of these charges has varied significantly from period to period.  We believe that it is important to understand these charges and we believe that investors benefit from excluding these charges from our operating results to facilitate a more meaningful evaluation of current operating performance and comparisons to past operating performance.